Exhibit 99.1

B. Riley Financial, Inc. Announces Third Quarter 2014 Financial Results

•	Completed first full quarter of combined B. Riley & Co. and Great American Group operations

•	Implemented restructuring measures as part of strategic review of combined operations; eliminated approximately $9 million of fixed costs on annual basis

•	Revenue of $20.7 Million and Adjusted EBITDA of $3.7 Million

•	Revenues from services and fees up $2.9 million or 16% from prior year proforma amounts

•	Dividend declared of $0.03 per share for stockholders of record as of November 18th

•	Stock ticker symbol to change from "GAMR" to "RILY" as of trading on Friday, November 7th

LOS ANGELES (November 6, 2014) – B. Riley Financial, Inc. (the “Company” or “B. Riley Financial”) (OTCBB: RILY), f/k/a Great American Group, Inc., today announced financial results for its third quarter ended September 30, 2014. B. Riley Financial is a diversified financial services firm; through its wholly-owned subsidiaries, B. Riley & Co., LLC, which provides a full array of investment banking, equity research, and sales & trading services to corporate, institutional and high net worth investors, and Great American Group, LLC, a leading provider of asset disposition services, advisory and valuation services, commercial lending, and real estate advisory services, B. Riley Financial offers clients unique and collaborative solutions for a myriad of situations.

For the third quarter ended September 30, 2014, the Company reported total revenues of $20.7 million, a decrease from $21.8 million in the third quarter of 2013. B. Riley Financial also reported Adjusted EBITDA of $3.7 million in the third quarter of 2014, an increase from $2.6 million in the third quarter of 2013. For the third quarter of 2014, net loss was $0.9 million compared to net income of $0.4 million for the third quarter of 2013 reflecting the effects of the restructuring efforts. Diluted net loss per share was $(0.05) in the third quarter of 2014 compared to diluted net income per share of $0.24 in the third quarter of 2013.

“We just completed the first quarter of the combined operations of B. Riley & Co. and Great American Group. B. Riley & Co. had a productive quarter and contributed $9.5 million to our quarterly revenues. In addition, one of our primary goals under the new B. Riley Financial banner has been to identify opportunities where, working collaboratively, we can leverage the expertise found across all of our businesses,” said Bryant Riley, Chairman and CEO of B. Riley Financial. “These efforts have led to several successful projects for us, including new retail liquidation engagements for Love Culture, Naartjie Kids and the stalking horse bid for the liquidation of ALCO stores.” Mr. Riley continued, “We have also taken significant restructuring measures across several of our businesses in the third quarter. We believe that these measures will help us to reduce our fixed operating expenses and enable us to operate in a leaner fashion going forward.”

Business Highlights

Highlights from various business segments in the third quarter include:

•	B. Riley & Co. businesses had a strong quarter with revenues of $9.5 million, up 48% from the same period in the prior year. Investment banking revenues of $5.1 million were up 115% and equity commission revenues of $3.3 million were up 5% from the same period in the prior year.

•	Strong performance of the Valuation and Appraisal segment with revenue of $7.8 million, an increase of 14% from prior year’s quarter.

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•	Auction and Liquidation segment revenue of $3.4 million for the third quarter. While liquidation revenue for the quarter was light, cross selling efforts between B. Riley & Co. and Great American Group are yielding an increase in the number of liquidation opportunities.

•	Initiative underway to stimulate opportunities for cross-selling of services across the collection of B. Riley & Co. and Great American Group client base.

•	Strategic review of operations led to restructuring measures implemented in the third quarter. Restructuring measures included, among other things, a reduction in force, the restructuring of European operations, and the closure of an office in Deerfield, Illinois.

In the third quarter of 2014, the Company recorded a previously announced restructuring charge of $2.5 million as a result of a strategic review of its operations after taking into account the planned synergies from the acquisition of B. Riley & Co. The Company also recorded a non-cash impairment charge of $1.75 million to costs of goods sold to reduce the carrying value of certain goods held for sale or auction in the third quarter.

Parent Company Name Change and Stock Ticker Change

As previously announced, the Company was renamed B. Riley Financial, Inc. from Great American Group, Inc. The name change follows other events resulting from the recent combination of Great American Group, Inc. and B. Riley & Co., LLC. Additionally, the Company will trade on the OTCBB under the new ticker symbol of “RILY” at the commencement of trading on November 7, 2014. Neither the name change nor the ticker symbol change requires any action by existing stockholders. Outstanding stock certificates will not be affected by such changes and do not need to be exchanged.

Declaration of Dividend

Going forward, the Company intends to distribute a portion of net profits to our stockholders in the form of dividends as determined by the Board of Directors. Given the volatile nature of our business activity and operating results, the Board intends to evaluate the declaration of dividends on a quarter by quarter basis based on operating performance, outlook and other factors deemed relevant by the Board. Our Board of Directors approved a dividend of $0.03 per share, which will be paid on or about December 9, 2014 to stockholders of record on November 18, 2014.

Financial Position

As of September 30, 2014, we had $25.5 million of unrestricted cash, $3.6 million of restricted cash, and net investments in securities of $13.4 million. Total stockholder equity as of September 30, 2014 was $89.2 million as a result of the private placement of common stock completed in June 2014, the issuance of common stock for the acquisition of the B. Riley entities, and measures taken to retire the Promissory Notes payable to the former Great American Group members.

Conference Call

The Company will host a conference call today at 4:30 p.m. ET to discuss results for the third quarter ended September 30, 2014. To participate in the event by telephone, please dial 855-327-6837, 10 minutes prior to the start time (to allow time for registration). International callers should dial +1 631-982-4565. A replay will be available beginning November 6, 2014, at 7:30 p.m. ET, through November 13, 2014, at 11:59 p.m. ET. To access the replay, please dial 877-870-5176 (U.S.), and use passcode 111837. International callers should dial +1 858-384-5517 and enter the same passcode.

The call will also be broadcast over the Internet and can be accessed on the Investor Relations section of the Company’s website at www.brileyfin.com. A replay of the call will also be available for 90 days on the website.

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About B. Riley Financial, Inc. (OTCBB: RILY)

B. Riley Financial, Inc. (OTCBB: RILY) offers a full array of financial and advisory services through several wholly-owned subsidiaries. B. Riley & Co., LLC is a FINRA-registered, leading investment bank which provides corporate finance, research, and sales & trading to corporate, institutional and high net worth individual clients. Great American Group, LLC is a leading provider of advisory and valuation services, asset disposition and auction solutions, commercial lending and real estate advisory services. B. Riley Asset Management is a SEC-registered investment advisor which provides investment management and financial advisory services.

B. Riley Financial is headquartered in Los Angeles with offices in Atlanta, Boston, Charlotte, N.C., Chicago, Dallas, Melville and New York, N.Y., Newport Beach, Norwalk, Conn., San Francisco, and Munich.

For more information about B. Riley Financial, please visit www.brileyfin.com or call 310-689-5235.

Forward-Looking Statements

This press release may contain forward-looking statements by B. Riley Financial that are not based on historical fact, including, without limitation, statements containing the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions and statements and include statements regarding the effects of our recent restructuring, future dividends and our intent to stimulate opportunities for cross-selling of services. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include our ability to successfully integrate recent acquisitions, loss of key personnel, our ability to manage growth, the potential loss of financial institution clients, our ability to reduce operating expenses as a result of recent restructuring, and those risks described from time to time in B. Riley Financial's filings with the SEC, including, without limitation, the risks described in B. Riley Financial's (f/k/a Great American Group, Inc.) registration statement on Form S-1 proxy statement/prospectus filed with the SEC on September 18, 2014, under the caption “Risk Factors”, and its Annual Report on Form 10-K for the year ended December 31, 2013 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial undertakes no duty to update this information.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including Adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the performance of the Company on a combined basis with B. Riley & Co. In addition, the Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies. The accompanying tables have more details on the non-GAAP financial measures that are most directly comparable to GAAP financial measures and the related reconciliations between these financial measures.

Investor Contact:

B. Riley Financial

Phillip Ahn

Chief Financial Officer & Chief Operating Officer

818-884-3737

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Dollars in thousands, except par value)

	September 30,	December 31,
	2014	2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,542	$18,867
Restricted cash	3,578	325
Securities owned, at fair value	16,164	—
Accounts receivable, net	11,546	8,858
Lease finance receivable	7,992	8,099
Advances against customer contracts	175	1,058
Due from related parties	66	—
Goods held for sale or auction	3,152	13,964
Note receivable related party - current portion	—	703
Deferred income taxes	3,649	3,870
Prepaid expenses and other current assets	1,453	948
Total current assets	73,317	56,692
Note receivable related party - net of current portion	—	497
Property and equipment, net	862	1,090
Goodwill	27,639	5,688
Other intangible assets, net	2,865	140
Deferred income taxes	9,666	8,739
Other assets	1,411	831
Total assets	$115,760	$73,677
Liabilities and Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	$12,574	$11,578
Due to related parties	—	45
Auction and liquidation proceeds payable	1,220	—
Mandatorily redeemable noncontrolling interests	2,823	2,823
Securities sold not yet purchased	2,811	—
Asset based credit facility	—	5,710
Revolving credit facility	425	333
Current portion of long-term debt	—	1,724
Notes payable	6,570	6,856
Total current liabilities	26,423	29,069
Long-term debt, net of current portion	—	48,759
Total liabilities	26,423	77,828
Commitments and contingencies
B. Riley Financial, Inc. stockholders' equity (deficit):
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 135,000,000 shares authorized; 15,977,482 and 1,500,107 issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	2	—
Additional paid-in capital	99,454	3,086
Retained earnings (deficit)	(9,590)	(6,611)
Accumulated other comprehensive income (loss)	(627)	(638)
Total B. Riley Financial, Inc. stockholders' equity (deficit)	89,239	(4,163)
Noncontrolling interests	98	12
Total equity (deficit)	89,337	(4,151)
Total liabilities and equity (deficit)	$115,760	$73,677

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenues:
Services and fees	$20,669	$11,361	$48,001	$42,221
Sale of goods	5	10,390	9,273	15,723
Total revenues	20,674	21,751	57,274	57,944
Operating expenses:
Direct cost of services	4,918	5,644	16,206	17,431
Cost of goods sold	1,747	8,240	10,811	11,273
Selling, general and administrative expenses	12,714	7,085	31,276	28,048
Restructuring charge	2,548	—	2,548	—
Total operating expenses	21,927	20,969	60,841	56,752
Operating income (loss)	(1,253)	782	(3,567)	1,192
Other income (expense):
Interest income	3	31	9	38
Loss from equity investment in Great American Real Estate, LLC	—	—	—	(15)
Loss from equity investment in Shoon Trading Limited	—	(143)	—	(143)
Interest expense	(53)	(567)	(1,130)	(1,838)
Income (loss) before income taxes	(1,303)	103	(4,688)	(766)
Benefit for income taxes	387	133	1,795	342
Net income (loss)	(916)	236	(2,893)	(424)
Net income (loss) attributable to noncontrolling interests	(48)	(130)	86	(548)
Net income (loss) attributable to B. Riley Financial, Inc.	$(868)	$366	$(2,979)	$124

Basic income (loss) per share	$(0.05)	$0.26	$(0.40)	$0.09
Diluted income (loss) per share	$(0.05)	$0.24	$(0.40)	$0.08

Weighted average basic shares outstanding	15,911,482	1,434,107	7,492,295	1,434,107
Weighted average diluted shares outstanding	15,911,482	1,494,528	7,492,295	1,494,528

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(2,893)	$(424)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	451	1,717
Provision for credit losses	166	8
Impairment of goods held for sale or auction	1,750	28
Loss on disposal of fixed assets	77	–
Effect of foreign currency on operations	78	(289)
Loss from equity investments	–	158
Deferred income taxes	(1,865)	(78)
Income allocated to mandatorily redeemable noncontrolling interests and redeemable noncontrolling interests	1,580	1,564
Change in operating assets and liabilities:
Accounts receivable and advances against customer contracts	(110)	3,698
Lease finance receivable	107	(8,644)
Securities owned	(14,289)	–
Amounts due from (due to) related parties	(111)	(18)
Inventory	–	450
Goods held for sale or auction	9,062	7,309
Prepaid expenses and other assets	(675)	(380)
Accounts payable and accrued expenses	(2,193)	(6,307)
Securities sold, not yet purchased	1,860	–
Auction and liquidation proceeds payable	1,220	(830)
Net cash used in operating activities	(5,785)	(2,038)
Cash flows from investing activities:
Purchases of property and equipment	(143)	(972)
Deconsolidation of Shoon Trading Company Limited	–	(771)
Decrease in note receivable - related party	1,200	611
Cash acquired in acquisition of B Riley & Co.	2,668	–
Equity investment in Great American Real Estate, LLC	–	(15)
Decrease in restricted cash	(3,203)	5,385
Net cash provided by investing activities	522	4,238
Cash flows from financing activities:
Repayments of capital lease obligations	–	(13)
Repayment of asset based credit facility	(5,710)	–
(Repayment) proceeds from revolving line of credit	92	(1,048)
Repayments of notes payable	(286)	(2,496)
Repayments of long term debt	(31,724)	(1,724)
Proceeds from issuance of common stock	51,233	–
Distribution to noncontrolling interests	(1,494)	(1,588)
Net cash provided by (used in) financing activities	12,111	(6,869)
Increase (decrease) in cash and cash equivalents	6,848	(4,669)
Effect of foreign currency on cash	(173)	(83)
Net increase (decrease) in cash and cash equivalents	6,675	(4,752)
Cash and cash equivalents, beginning of period	18,867	18,721
Cash and cash equivalents, end of period	$25,542	$13,969
Supplemental disclosures:
Interest paid	$1,389	$1,874
Taxes paid	$2	$175

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Proforma Financial Information

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenue	$20,700	$28,214	$71,792	$77,704
Net income (loss)	$(896)	$1,121	$(687)	$2,473

Basic income (loss) per share	$(0.06)	$0.20	$(0.07)	$0.44
Diluted income (loss) per share	$(0.06)	$0.20	$(0.07)	$0.44

Weighted average basic shares outstanding	15,911,482	5,622,182	10,069,572	5,622,182
Weighted average diluted shares outstanding	15,911,482	5,682,603	10,069,572	5,682,603

Note: The unaudited proforma financial information in the table above summarizes the combined results of operations of the Company and B. Riley & Co., LLC and the related impact of the new employment agreements with Bryant Riley, Andrew Gumaer and Harvey Yellen that became effective upon the acquisition of B. Riley & Co., LLC on a pro forma basis, as though they had occurred as of January 1, 2013. The pro forma financial information presented includes the effects of adjustments related to the amortization charges from the acquired intangible assets. The pro forma financial information as presented above is for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved if the acquisition had taken place at the beginning of the earlier period presented, nor does it intend to be a projection of future results.

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Adjusted EBITDA And Proforma Adjusted EBITDA Reconciliation

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Adjusted EBITDA and Proforma Adjusted EBITDA Reconciliation:

Net income (loss) as reported	$(868)	$366	$(2,979)	$(424)

Adjustments:
Benefit for income taxes	(387)	(133)	(1,795)	(342)
Interest expense	53	567	1,130	1,838
Interest income	(3)	(31)	(9)	(38)
Depreciation and amortization	187	320	451	1,717
Transaction costs related to B. Riley & Co., Inc. acquisition	—	—	995	—
Restructuring charge	2,548	—	2,548	—
Impairment charge for goods held for sale or auction	1,750	—	1,750	28
Loss in United Kingdom in the quarter ended September 30, 2014	465	—	465	—
Severance costs and compensation expense for fair value adjustment for mandatorily redeemable noncontrolling interests	—	1,508	914	1,508

Total EBITDA adjustments	4,613	2,231	6,449	4,711

Adjusted EBITDA	$3,745	$2,597	$3,470	$4,287

Proforma Adjusted EBITDA for B. Riley & Co., Inc. operations and new employment agreements	118	1,342	2,935	4,168

Proforma Adjusted EBITDA	$3,863	$3,939	$6,405	$8,455

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